Exhibit 1.01

Conflict Minerals Report

Xerox Corporation

For the Year Ended December 31, 2015

This report for the year ended December 31, 2015 is made by Xerox Corporation and its subsidiaries (Xerox) in compliance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not the trading in those minerals benefits armed groups.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

1.	COMPANY OVERVIEW

Xerox is a leading enterprise for business process and document management solutions. Its two largest operating segments are Business Process Outsourcing and Document Technology. Xerox’s products include but are not limited to multifunction printers/copiers, scanners, and multifunction/all in one printers, digital printing equipment, production printers & digital presses, continuous feed printers, wide format printers and consumables (e.g., toner cartridges), ticket vending machines, parking payment stations, automated coin machines, in-vehicle units and media information displays. These products are more fully described on our Xerox website, which can be accessed at www.xerox.com.

The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this Report.

2.	OUR CONFLICT MINERALS PROGRAM

2.1 Supply Chain – Reasonable Country of Origin Inquiry

Xerox is many steps removed from the mining of conflict minerals. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Xerox has conducted an analysis of our products and found that, although we do not directly purchase conflict minerals from our suppliers, Xerox purchases products, component parts and materials that contain metals, some of which contain conflict minerals. We rely on our Tier 1 suppliers to provide information on the origin of the conflict minerals contained in components that are included in our products by using the CFSI Conflict Minerals Reporting Template (CMRT), which allows us to perform our Reasonable Country of Origin Inquiry (RCOI).

2.2 Supplier Risk Assessment

Because of the size of our company, the complexity of our products and the depth and breadth of our supply chain, it is difficult to identify sources upstream from our direct suppliers. As a result, Xerox conducted a product review to determine products in scope and developed a supplier risk assessment process, through which the conflict minerals program is implemented, managed and monitored. With a goal of targeting 3TG minerals, this risk assessment process was developed to identify those suppliers whose products may contain the presence of tin, tantalum, tungsten and gold.

We conducted a survey of these suppliers to determine whether the conflict minerals in components contained in our products originated from the DRC or adjoining countries. This supply-chain survey was conducted with our Tier 1 production suppliers using the CMRT, which contains questions about the facilities used to process these minerals, as well as supplier RCOI. The goal of this activity was to identify, where applicable, the 3TG smelters or refiners who contribute refined conflict minerals to Xerox components, assemblies and Original Equipment Manufacturer (OEM) Products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use. Our supplier survey request also included the Conflict Free Sourcing Initiative (CFSI) informational links on available conflict mineral and smelter information. In 2015, Xerox surveyed 362 suppliers with a 60% response rate.

The responses contained varying degrees of information regarding the names and locations of 3TG smelters or refiners which process necessary conflict minerals used by our suppliers, which are ultimately incorporated into our products. We have designed and adopted a risk management plan that summarizes our risk mitigation efforts. Under our risk-assessment process, we perform due diligence reviews of supplier responses for their use of 3TG and conduct follow-up actions on suppliers, encouraging further requests for accurate, complete or missing template information where responses identified red flags based on our risk assessment of the level of risk of the commodities supplied to us.

In 2015, we further refined our process of evaluating the CMRTs to assist with our ongoing risk assessment by analyzing supplier responses and providing feedback to suppliers on errors and corrections. We also provide a hot-line for supplier communication. In addition, we provide monthly reports and quarterly management reviews to our senior management and elevate non-responsive issues as necessary.

2.3 Company Management Systems

Policy

Xerox has adopted a company policy which is posted on our website under Supplier Relations – Conflict Minerals at
www.xerox.com/corporate-citizenship-2015/business/supplier-relations.html.

Internal Team

Xerox has established a management system for conflict minerals. Our management system includes a Senior Management Steering Committee sponsored by the President of Corporate Operations, who reports directly to our CEO and who is responsible for signing the Form SD, as well as senior executives from Global Procurement, Environment Health Safety & Sustainability, Internal Controls and Legal. Our team of functional subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is provided with updates on the program and results of our conflict minerals program efforts on a regular basis.

2.4 Control Systems

Controls include, but are not limited to, our Code of Business Conduct for our employees, our Supplier Code of Conduct (adopted from the Electronic Industry Citizenship Coalition (EICC) code of conduct) and a conflict minerals contract clause incorporated in our Multi-National Master Purchasing Agreement for new contracts.

Xerox worked with the EICC in the early stages to support the CFSI and continues to be a member of the CFSI, a group assisting in the development of tools and processes to improve conflict minerals due diligence, which is an EICC and Global eSustainability initiative. As outlined in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas; 2nd Edition (OECD 2013), the internationally recognized standard on which our company’s system is based, we support an industry initiative, the CFSI, that audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI, using the CFSI Compliant Smelter Sourcing Information Report created specifically for Xerox.

In addition, our current standard supplier contracts also require our suppliers to adopt a policy on the responsible sourcing of minerals, implement due diligence processes to support that policy, and complete and return to Xerox the CFSI CMRT.

2.5 Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Xerox policies. This is communicated annually in our employee code of ethics training process and the supplier ethics letter. This mechanism helps us to identify and assess risk.

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3.	DUE DILIGENCE

3.1 Design of Due Diligence

Xerox designed its due diligence measures to be in conformity, in all material respects, with the nationally or internationally recognized due diligence framework in the OECD 2013.

3.2 Smelter or Refiner Results*

Our due diligence process includes participation in CFSI and following the OECD implementation framework. We requested that our suppliers complete the CMRT survey in order to obtain information about 3TG smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

The majority of survey responses provided smelter and refiner data, although some responses did not completely list all the smelters or refiners used in their supply chain. We analyzed and compared all the 3TG smelter and refiner data we received against information obtained from the CFSI smelter database. For the calendar year 2015, our due diligence identified 463 smelters and refiners as potential sources of 3TG minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed further analysis of the 463 smelters and refiners, of which 225 have been certified as conflict-free compliant by the CFSI approved program. An additional 78 are known to be legitimate smelters whom the CFSI outreach program is working to engage in their audit program, but have yet to be certified. The remaining 160 are alleged smelters which have been allocated a Smelter Identification CID number and are awaiting validation through the CFSI audit program.

*	Note: The data above was obtained from the non-public (member only access) CFSI Data Exchange Forum as of 2/29/2016.

Smelters or refiners verified as conflict-free or in the audit process**

Tantalum	47 of 55 (85%)
Tin	84 of 172 (49%)
Tungsten	43 of 60 (72%)
Gold	129 of 176 (73%)

Total	303 of 463 (65%)

**	Note: CFSI compliance results are as of 2/29/2016 (available at http://www.conflictfreesourcing.org).

4.	DETERMINATION

The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG our products contain, whether the 3TG come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. We have found no reasonable basis for concluding that these refiners, or the other smelters preparing to be audited, sourced 3TG minerals that directly or indirectly finance or benefit armed groups of the conflict region of the Covered Countries.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the CFSI compliant smelters listed in Appendix I below. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals in our products or whether the 3TG minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the CFSI and other sources, we believe that the countries of origin of the 3TG minerals contained in our products include the countries listed in Appendix II below as well as recycled and scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

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Through our participation in the CFSI, we continue to support independent third party audits through the CFSI or other third party certification schemes.

In accordance with the OECD Guidance and the Rule, this CMR is available on our website under Supplier Relations – Conflict Minerals at www.xerox.com/corporate-citizenship-2015/business/supplier-relations.html.

5.	STEPS TO BE TAKEN IN 2016 TO MITIGATE RISK

Xerox plans to undertake the following steps during 2016 to improve the due diligence conducted in order to further mitigate the risk that the necessary conflict minerals in our products do not benefit armed groups in the DRC or adjoining countries, including:

•	Continue to strengthen engagement with relevant suppliers and to provide training, as appropriate, to help them understand and satisfy Xerox requirements related to 3TG minerals under the Rule.

•	Continue using internal elevation process within our supply chain organization in working (or requiring) with suppliers to obtain required information.

•	Review third party programs to further improve our conflict mineral process in obtaining accurate and complete information about smelters/refiners.

•	Continue to provide ongoing feedback to suppliers on errors and corrections required in connection with the CMRT assessment.

•	Continue to participate as a member in the EICC and the CFSI, including Conflict Free Smelter Program smelter validation and supplier outreach.

•	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

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APPENDIX I

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	USA
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	USA
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Heimerle + Meule GmbH	Germany, Austria
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	USA
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	L’ azurde Company For Jewelry	Japan
Gold	LS-NIKKO Copper Inc.	Korea
Gold	Materion	USA
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Gold	Metalor USA Refining Corporation	USA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Moscow
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	USA
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal B.V.	The Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	USA
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tantalum	D Block Metals, LLC	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	USA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	USA
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	USA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	USA
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	USA
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	USA
Tantalum	Tranzact, Inc.	USA
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tin	Alpha	USA
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	USA
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Perú
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Mineral	Smelter or Refiner Name*	Country Location of Smelter or Refiner
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	USA
Tungsten	Kennametal Huntsville	USA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	USA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Pobedit, JSC	Russia
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

*	Smelter or refiner names as reported by the CFSI as of 02/29/2016.

APPENDIX II

Countries of origin of Smelters or Refiners are believed to include:

Angola	Namibia
Argentina	Netherlands
Australia	Nigeria
Austria	Peru
Belgium	Portugal
Bolivia	Republic of Congo
Brazil	Russia
Burundi	Rwanda
Cambodia	Sierra Leone
Canada	Singapore
Central African Republic	Slovakia
Chile	South Africa
China	South Korea
Colombia	South Sudan
Côte D’Ivoire	Spain
Czech Republic	Suriname
Democratic Republic of Congo	Switzerland
Djibouti	Taiwan
Ecuador	Tanzania
Egypt	Thailand
Estonia	Uganda
Ethiopia	United Kingdom
France	United States of America
Germany	Vietnam
Guyana	Zambia
Hungary	Zimbabwe
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Laos
Luxembourg
Madagascar
Malaysia
Mongolia
Mozambique
Myanmar